Exhibit 10 (ii)

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made this day of, September 1, 2001, by and between HealthCare Network Solutions, Inc. and a Delaware corporation with offices located at 8383 Dunwoody Place, Atlanta, Georgia 30350 (herein after referred to as the "Company") and Sondra McGinnis (hereinafter referred to as "Executive").

     WHEREAS, the Company desire to employ Executive to utilize Executive's business knowledge and/or experience specifically for the business purposes set forth in the Company's Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 23, 2000; and

     WHEREAS, Executive desires to accept such employment in accordance with the terms and conditions set forth herein and/or incorporated by reference herein as hereinafter indicated; and

     WHEREAS, the parties desire to fix and determine their mutual obligations and rights with respect thereto:

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

     1. The Company hereby employs Executive and Executive agrees to serve the Company as Secretary/Treasurer for a term of three years commencing on September 1, 2001.


     2. Executive shall perform all such duties as may be associated with the position of Secretary/Treasurer of the Company and such other duties as may reasonable be assigned to her by the Board of Directors of the Company.


     3. Executive shall devote no less than 100% of her time (i.e. at least 40 hours per week) and attention and best efforts, talents, capabilities and skills to the business of the Company.


     4. The Company shall pay to Executive, for all services rendered as hereinbefore set forth, a basic annual salary of $75,000 payable in equal bi-weekly increments, with such deductions as may be required by law.


     5. Executive shall be entitled to all rights and benefits for which she shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits that the Company may provide for her or for it employees. 6. The Company shall pay or reimburse Executive upon the submission of vouchers by her for all out-of-pocket expenses incurred by her at the request or direction of the Board of Directors, or incurred by her within the scope of her employment.


     7. Any and all concepts, designs, drawings and kno how developed for the Company by Executive during the term of this Agreement, shall be the property of the Company.

     8. Executive shall keep confidential any and all information concerning the Company and is affairs, obtained by her or developed by her in the course of her employment by the Company, during the term of the Agreement and, in the event that Executive resigns or departs from the employ of the Company without the approval of the Board of Directors or is discharged for cause, as defined herein, for a period of one (1) year after such resignation, departure or discharge.


     9. During the term of their Agreement and in the event Executive resigns or departs from the employ of the Company without the approval of the Board of Directors or is discharged for cause, as defined herein, said Executive shall not compete with the Company directly or indirectly, as owner, employee, partner, shareholder or otherwise in the conduct of any business similar to the business then being conducted by the Company for a period of (1) year after such resignation, departure or discharge.


     10. Throughout the term of this Agreement, the undersigned agrees not to engage in any new related business activities which do not involve the Company and further agrees to be obligated to present any new related business opportunities to the Company (as opposed to any other business entities in which she now has or may have in the future any involvement, or any other business entities which now compete or which may in the future compete with the Company); excepting in both instances companies in which Executive is currently involved, limited to those companies disclosed and enumerated in the Company's Registration Statement as filed with the Securities and Exchange Commission.


     11. This Agreement shall terminate prior to the expiration date hereinafter set forth in the event that prior thereto (i) the Company shall be dissolved;
(ii) Executive shall be dismissed for cause, as hereinafter provided as follows:

     DISMISSAL FOR CAUSE: The Board of Directors may dismiss Executive for cause in the event that they determine that there has been continued neglect by Executive of her duties hereunder and/or willful misconduct of Executive in connection with the performance of her duties hereunder; and thereupon this Agreement shall terminate and Executive shall be removed from all positions held by her with the Company, effective upon the delivery to Executive by the Board of Directors of written notice (stating the reasons therefore) that they have make such a determination.

     12. This Agreement shall extend to and be binding upon Executive, her legal representatives, heirs and distributes and upon the Company, its successors and assigns.


     13. The instrument contains the entire agreement between the parties hereto relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which is not set forth herein (or incorporated by reference herein to the Company's aforesaid Registration Statement). No modifications of their Agreement shall be valid unless make in writing and signed by the parties hereto.

     14. The waiver or breach of any term or condition o this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.


     15. This Agreement shall be governed by the laws of the State of Georgia.


     16. All disputes, differences and controversies arising out of, under or in connection with this Agreement shall be settled and finally determined by arbitration in the City of Atlanta under the then existing Rules of the American Arbitration Association.

     IN WITNESS WHEREOF, the Company has caused their Agreement to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed and the Executive has hereunto set her hand and seal, all as of the day and year first written.




                      By: _________________________________
                          Sharon K. Allred, President
(Corporate Seal)
Attest:


                          Executive:

                          --------------------------
                          Sondra McGinnis